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                                                                    EXHIBIT 10.3


[COMPASS BANK LOGO]                                        1263 West Main Street
                                                           Dothan, Alabama 36301
                                                           www.compassweb.com
                                                           334-712-7000


February 23, 2004



Ms. Tonya Weaver
Boyd Brothers Transportation, Inc.
3275 Highway 30
Clayton, AL 36016


Re: Waiver of Loan Covenants under Credit and Security Agreement between Compass Bank ("Bank") and Boyd Brothers Transportation, Inc. ("Borrower") dated April 11, 2000.

Dear Tonya:

As of December 31, 2003 Boyd Brothers Transportation, Inc. was in violation of
Section 6.01 of the above referenced Credit and Security Agreement (as amended, the "Agreement"). The Borrower has requested and the Bank has agreed to waive the defaults under this Agreement existing as of December 31, 2003 solely by virtue of the violations of Section 6.01 as outlined above. This one-time limited waiver is effective only in the specific instance and for the purpose for which given and nothing contained or provided herein shall be construed as granting a waiver of any default except as specifically set forth herein or as allowing Borrower to violate or fail to perform fully (i) Section 6.01 of Agreement after December 31, 2003, or (ii) any other provisions of the Loan Documents at any time.


Sincerely,



/s/ Steven M. McCarroll
Steven M. McCarroll
City President